                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88971
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                          NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED JANUARY 5, 2000
                      TO PROSPECTUS DATED DECEMBER 3, 1999

     The selling stockholders table on pages 21-24 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amount of 4 3/4% convertible senior notes due 2007.

                                                 CONVERTIBLE NOTES             COMMON STOCK
                                                ------------------             ------------
                                            PRINCIPAL      PRINCIPAL
                                            AMOUNT OF      AMOUNT OF                    NUMBER OF
                                           CONVERTIBLE    CONVERTIBLE      NUMBER OF     SHARES
NAME OF SELLING STOCKHOLDER                NOTES OWNED   NOTES OFFERED   SHARES OWNED    OFFERED
                                          ------------   -------------   ------------    -------
Alpine Associates                          $15,000,000     $15,000,000        0             0

Alpine Partners, L.P.                      $   600,000     $   600,000        0             0

Forum Capital Markets LLC                  $   500,000     $   500,000        0             0

Goldman Sachs and Company(1)               $ 4,321,000     $ 4,321,000        0             0

Oppenheimer Convertible Securities Fund    $ 6,000,000     $ 6,000,000        0             0

Oz Master Fund, Ltd.                       $17,000,000     $17,000,000        0             0

(1) This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.